                                EXETER FUND, INC.
                                     FORM OF
                     SUPPLEMENT TO TRANSFER AGENT AGREEMENT
                                   SCHEDULE B
                                  DATED 5-11-99


     SUPPLEMENT TO TRANSFER AGENT AGREEMENT (the "Agreement") dated as of April 30, 1993 between Exeter Fund, Inc. (the "Fund") and Manning & Napier Advisors, Inc. (the "Advisor").


                                    RECITALS

     The Fund has executed and delivered the Transfer Agent Agreement dated as of April 30, 1993 (the "Agreement"), between the Fund and the Transfer Agent. The Agreement sets forth the rights and obligation of the parties with respect to the transfer agency functions of the Series of the Fund. The Fund has created the Socially Responsible Series, Government-Oriented Fixed Income Series, Unrestricted Fixed Income Series, Index Stock Series, Large Cap Stock Series, Small Cap Stock Series, Aggressive Stock Series, International Stock Series, Defensive Growth Series, Growth with Reduced Volatility Series, Long-Term Growth Series, Maximum-Term Growth Series (the "Additional Series").

                                   AGREEMENTS

     Now, therefore, the parties agree as follows:

     The percentage rate in Schedule B of the Agreement with respect to the Additional Series is set forth below:

         SERIES                                   PERCENTAGE
         ------                                   ----------
Socially Responsible Series                          0.024%
Government-Oriented Fixed Income Series              0.024%
Unrestricted Fixed Income                            0.024%
Index Stock Series                                   0.024%
Large Cap Stock Series                               0.024%
Small Cap Stock Series                               0.024%
Aggressive Stock Series                              0.024%
International Stock Series                           0.024%
Defensive Growth Series                              0.024%
Growth with Reduced Volatility Series                0.024%
Long-Term Growth Series                              0.024%
Maximum-Term Growth Series                           0.024%


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     The parties below have executed this Agreement as of May 11, 1999.



                                  EXETER FUND, INC.



                                  /s/ William Manning
                                  -----------------------------------------
                                  William Manning, President




                                  MANNING & NAPIER ADVISORS, INC.


                                  /s/ B. Reuben Auspitz
                                  -----------------------------------------
                                  B. Reuben Auspitz, Executive V.P.